Form N-SAR
Semi-Annual Report for Registered Investment
Companies

Registrant's Name:
Federated Institutional Trust

Date of Filing to which
Form SE Relates:
Semi-Annual Report
April 30, 2005

Type of Filing:

Form N-SAR

Paralegal's Name:
Alice Helscher
Paralegal's Extension No.:
1202

PORTFOLIO/SERIES NAMES
1
Federated Government Ultrashort Duration Fund
2
Federated Institutional High Yield Bond Fund
3

4

5

6

7

8

9

10







FORM SE Notification Form
N-SAR Exhibit Index
(Exhibits to be attached will appear in
bold-face type)

77.A.
Are there any exhibits?
Yes:
      X
No:

77.B.
Accountant's Report on Internal Control
 [Annual N-SARs only]
77.C.
Matters Submitted to a Vote of Securities
 Holders
77.D.
Policies with Respect to Security Investments
77.E.
Legal Proceedings
77.F.
Changes in Security for Debt
77.G.
Defaults and Arrears on Senior Securities
77.H.
Changes in Control of Registrant
77.I.
Terms of New or Amended Securities
77.J.
Revaluation of Assets or Restatement of
Capital Share Account
77.K.
Changes in Registrant's Certifying Accountant
77.L.
Changes in Accounting and Principles and Practices
77.M.
Mergers
77.N.
Actions Required to be Reported Pursuant to Rule 2a-7
77.O.
Transactions effected Pursuant to Rule 10f-3
77.P.
Information Required to be Filed Pursuant to
Existing Exemptive Orders
[Arthur Anderson Report on Multiple Classes of Shares -- Annual N-SAR Only]
77.Q.
Exhibits





Item 77 -- Form N-SAR


PORTFOLIO/SERIES
NAME:
Federated Institutional Trust


PORTFOLIO/SERIES
NUMBER:



REGISTRANT'S NAME:
Federated Institutional Trust






Y or N
77.A.
Is the Registrant filing any of the following
attachments with the current filing
of Form N-SAR?    (Answer for all Series as a group)
Y

NOTE: If answer is "Y," mark those items below being filed as an attachment to this form or incorporated by reference.



Filed as an
Attachment?
(Y or N)
B.
Accountant's Report on Internal Control
[Annual N-SAR ONLY]
N
C.
Matters Submitted to a Vote of Securities Holders
N
D.
Policies with Respect to Security Investments
N
E.
Legal Proceedings
Y
F.
Changes in Security for Debt
N
G.
Defaults and Arrears on Senior Securities
N
H.
Changes in Control of Registrant
N
I.
Terms of New or Amended Securities
[Includes additions/deletions of classes to existing portfolios]
N
J.
Revaluation of Assets or Restatement of
Capital Share Account
N
K.
Changes in Registrant's Certifying Accountant
N
L.
Changes in Accounting Principles and Practices
N
M.
Mergers
N
N.
Actions Required to be Reported Pursuant to Rule 2a-7
N
O.
Transactions effected Pursuant to Rule 10f-3
N
P.
Information Required to be Filed Pursuant to
Existing Exemptive Orders
[Includes Arthur Anderson Report on Multiple
Classes of Shares--ANNUAL N--SAR
ONLY]
N
Q.1)
Exhibits
Y
Q.2)
Any information called for by instructions to sub-item 77Q2
N
Q.3)
Any information called for by instructions
 to sub-item 77Q3
N


SUB-ITEM 77E:  LEGAL PROCEEDINGS

Like many other mutual fund companies, in September 2003, Federated Investors, Inc., the parent company of the Federated funds' advisers and distributor
 (collectively, "Federated"), received
detailed requests for information on shareholder trading activities in the Federated funds
("Funds") from the Securities and Exchange Commission, the New York State Attorney General, and the National Association of Securities Dealers.
Since that time, Federated has received
additional inquiries from regulatory authorities on these and related matters, and more such inquiries may be received in the future.
As a result of these inquiries, Federated and the Funds have conducted an internal investigation of the matters raised, which revealed instances in which a few investors were granted exceptions to Federated's internal procedures for limiting frequent transactions and that one of these investors made an additional investment in another Federated fund.
The investigation has also identified
inadequate procedures which permitted a limited number of investors (including several employees) to engage in undetected frequent trading activities and/or the placement and acceptance of orders to purchase shares of fluctuating net asset value funds after the funds'
closing times.  Federated has issued a series of press
 releases describing these matters in greater detail and emphasizing that it is committed to compensating the Funds for any detrimental impact these transactions may have had on them.
In that regard, on February 3, 2004, Federated and the independent directors of the Funds announced the establishment by Federated of a restoration fund that is intended to cover any such detrimental impact. The press releases and related communications are available in the "About Us" section of Federated's website www.federatedinvestors.com, and any future press releases on this subject will also be posted there.
Shortly after Federated's first public announcement
 concerning the foregoing matters,
and notwithstanding Federated's commitment to taking remedial actions, Federated and various Funds were named as defendants in several class action lawsuits now pending in the United States District Court for the District of Maryland seeking
damages of unspecified amounts. The lawsuits were purportedly filed on behalf of people who purchased, owned and/or redeemed shares of Federated-sponsored mutual
funds during specified periods beginning
November 1, 1998. The suits are generally similar in alleging that Federated engaged in illegal and improper trading practices including market timing and late trading in concert with certain institutional traders, which allegedly caused financial injury to the mutual fund shareholders.
Federated and various Funds have also been named as defendants in several additional lawsuits, the majority of which are now pending in the United States District Court for the Western District of Pennsylvania, alleging, among other things, excessive advisory and rule 12b-1 fees, and seeking damages of unspecified amounts.
The board of the Funds has retained the
law firm of Dickstein, Shapiro Morin &
Oshinsky LLP to
represent the Funds in these lawsuits.
Federated and the Funds, and their
respective counsel, are
reviewing the allegations and will respond appropriately. Additional lawsuits based upon similar
allegations may be filed in the future.
 The potential impact of these recent
 lawsuits and future
potential similar suits is uncertain.
 Although we do not believe that these
 lawsuits will have a
material adverse effect on the Funds,
 there can be no assurance that these
suits, the ongoing
adverse publicity and/or other developments resulting from the regulatory investigations will not result in increased Fund redemptions, reduced sales of Fund shares, or other adverse
consequences for the Funds.


SUB-ITEM 77Q.1(a)

AMENDMENT #7
TO THE BY-LAWS
OF
FEDERATED INSTITUTIONAL TRUST
Effective September 21, 2004
Insert the following into Article II,
Power and Duties of Trustees and Officers and renumber Section 10 as Section 11:
Section 10.  Chief Compliance Officer.
The Chief Compliance Officer

shall be responsible for administering
 the Trust's policies and procedures
approved by the Board under Rule 38a-1 of
 the Investment Company Act
of 1940, as amended. Notwithstanding any other provision of these By-
Laws, the designation, removal and
compensation of Chief Compliance
Officer are subject to Rule 38a-1 under
 the Investment Company Act of
1940, as amended.





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